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                                                                   Exhibit 23(a)







                       CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The Chubb Corporation Global Employee Stock Purchase Plan (2001) of our reports dated February 28, 2002, with respect to the consolidated financial statements of The Chubb Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2001 and dated March 28, 2002, with respect to the financial statement schedules of The Chubb Corporation included therein, filed with the Securities and Exchange Commission.


                                                   /s/ ERNST & YOUNG LLP



New York, New York
June 5, 2002.